Exhibit 99.1

Stran & Company Reports 40.6% Year-Over-Year Revenue Growth to $116.2 Million for the 2025 Fiscal Year

Conference Call to be Held Thursday, March 26, 2026 at 10:00 a.m. Eastern Time

Quincy, MA / March 25, 2026 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced its financial results for the fiscal year ended December 31, 2025, and provided a business update. Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, March 26, 2026.

2025 Financial Highlights

●	Sales: $116.2 million, an increase of 40.6% year-over-year

●	EBITDA: $0.2 million, compared to $(3.6) million in 2024 and an improvement of $3.8 million

●	Gross Profit: $34.2 million, representing a gross margin of 29.5%

●	Cash, Cash Equivalents, and Investments: $11.6 million as of December 31, 2025

“2025 was a year of strong execution and meaningful financial progress for Stran,” commented Andy Shape, Chief Executive Officer of Stran. “We delivered revenue of $116.2 million, representing 40.6% year-over-year growth compared to $82.7 million in 2024. Importantly, this performance included approximately 12.9% organic growth from our core promotional products business, driven by increased spend from existing enterprise customers and new customer wins.”

“We also generated positive EBITDA for the 2025 fiscal year, which we believe reflects the scalability of our operating platform, the strength of our customer relationships, and the benefits of our expanding mix of program-based business. While we reported a modest net loss for the year, our results were impacted by higher legal, accounting and other public company-related expenses, including costs associated with the re-audit of historical financial statements. We believe these expenses masked the strength of the underlying operating performance of the business during the year.”

“As we entered 2026, we continued to see encouraging momentum across the business. Although we are not providing formal guidance at this time, we are pleased with our start to the year and currently expect first-quarter profitability to improve compared to prior periods. We believe this reflects continued demand from our customer base, the operating leverage in our platform, and the benefits of the strategic progress we made throughout 2025.”

“Our growth continues to be supported by a diversified and expanding customer base. Today, we serve more than 2,000 active customers, including over 30 Fortune 500 companies, across a wide range of industries. This breadth of relationships, combined with our focus on programmatic engagements, provides increasing revenue visibility and a strong foundation for sustainable growth.”

“A key component of our strategy is converting customers into long-term program relationships, where clients utilize multiple services across our platform, including promotional products, loyalty and incentive programs, e-commerce solutions, print services, warehousing and logistics. This approach drives deeper engagement, longer customer lifecycles, and more predictable revenue streams, while positioning Stran as a strategic partner rather than a transactional vendor.”

“During 2025, we also continued to invest in initiatives designed to support our next phase of growth. We enhanced our digital capabilities with the launch of our client-branded online gifting platform, which expands our e-commerce offering and creates an additional scalable solution for customers. Looking ahead, we remain focused on deepening enterprise customer relationships, expanding our programmatic revenue base, investing in technology and selectively pursuing acquisitions. Given the highly fragmented nature of the promotional products industry and the strength of our differentiated platform, we believe Stran is well positioned to continue scaling the business and delivering long-term value for shareholders.”

Financial Results for the Fiscal Year ended December 31, 2025

●	Sales increased $33.5 million, or 40.6%, to $116.2 million for the year ended December 31, 2025 compared to the prior year driven by increased spending from new and existing customers along with the acquisition of the Gander Group assets in August 2024. Sales by our Stran segment increased 12.9%, or $9.4 million, to $82.1 million and sales of our SLS segment (which consists of the former Gander Group business) increased 242.6%, or $24.1 million, to $34.1 million.

●	Gross profit increased $8.4 million, or 32.6%, to $34.2 million for the year ended December 31, 2025 compared to the prior year. Gross profit margin decreased to 29.5% for the year ended December 31, 2025 from 31.2% in the prior year, primarily due to the acquisition of the Gander Group business in August 2024, which operates at a lower gross margin than the Stran segment.

●	Operating expenses increased $5.5 million, or 17.8%, to $36.2 million for the year ended December 31, 2025 compared to the prior year. As a percentage of sales, operating expenses decreased to 31.1% for the year ended December 31, 2025 from 37.2% in the prior year.

●	Net loss was $0.7 million for the year ended December 31, 2025 compared to a net loss of $4.1 million for the prior year period.

●	EBITDA was $0.2 million for the year ended December 31, 2025 compared to $(3.6) million in the prior year period.

Conference Call

Management will host a conference call at 10:00 A.M. Eastern Time on March 26, 2026, to discuss the Company’s financial results for the fiscal year ended December 31, 2025, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 441976. A webcast of the call may be accessed at https://www.webcaster5.com/Webcast/Page/2855/53757or on the company’s Investors section of the website: ir.stran.com/news-events/ir-calendar.

A webcast replay will be available on the Investor Relations section of the Company’s website (ir.stran.com/news-events/ir-calendar) through March 26, 2027. A telephone replay of the call will be available approximately one hour following the call, through April 9, 2026, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 53757.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunities, and demand for its products and services in general. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,753	$9,358
Investments	4,872	8,856
Accounts receivable, net	17,252	18,092
Accounts receivable - related parties, net	-	573
Inventory	7,621	5,389
Prepaid corporate taxes	-	28
Prepaid expenses	1,778	2,308
Deposits	363	423
Other current assets	2	455
Total current assets	38,641	45,482

Property and equipment, net	1,944	1,701

OTHER ASSETS:
Intangible assets - customer lists, net	3,690	4,170
Intangible assets - trade name	654	654
Goodwill	2,321	2,321
Other assets	53	23
Right of use assets	2,045	797
Total other assets	8,763	7,965
Total assets	$49,348	$55,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,568	$8,919
Accrued payroll and related	1,970	1,513
Unearned revenue	3,201	4,423
Rewards program liability	1,500	6,000
Sales tax payable	327	353
Current portion of contingent earn-out liabilities	105	256
Current portion of installment payment liabilities	230	365
Current portion of lease liabilities	602	366
Total current liabilities	16,503	22,195

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	455	455
Long-term installment payment liabilities	147	425
Long-term lease liabilities	1,695	432
Loan - vehicle	47	—
Total long-term liabilities	2,344	1,312
Total liabilities	18,847	23,507

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,508,157 and 18,598,574 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	37,925	38,391
Accumulated deficit	(7,489)	(6,742)
Accumulated other comprehensive income (loss)	63	(10)
Total stockholders’ equity	30,501	31,641
Total liabilities and stockholders’ equity	$49,348	$55,148

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2025 and 2024

(in thousands, except share and per share amounts)

	2025	2024
SALES
Sales	$116,191	$82,194
Sales – related parties	-	460
Total sales	116,191	82,654

COST OF SALES:
Cost of sales	81,962	56,487
Cost of sales - related parties	-	354
Total cost of sales	81,962	56,841

GROSS PROFIT	34,229	25,813

OPERATING EXPENSES:
General and administrative expenses	36,186	30,707
Total operating expenses	36,186	30,707

LOSS FROM OPERATIONS	(1,957)	(4,894)

OTHER INCOME:
Other income	937	38
Interest income	296	305
Change in fair value of contingent earn-out liability	-	208
Realized gain on investments	97	208
Total other income	1,330	759

LOSS BEFORE INCOME TAXES	(627)	(4,135)

Provision for income taxes	120	5

NET LOSS	$(747)	$(4,140)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.04)	$(0.22)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	18,458,827	18,587,607

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2025 AND 2024

(in thousands)

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(747)	$(4,140)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,107	824
Noncash operating lease expense	829	539
Provision for credit losses	373	211
Change in allowance for credit losses – related parties	401	327
Change in fair value of contingent earn-out liability	-	(208)
Noncash interest accretion	49	125
Stock-based compensation	88	128
Unrealized gain on investments	-	3

Changes in operating assets and liabilities:
Accounts receivable, net	468	(263)
Accounts receivable – related parties, net	172	(148)
Inventory	(2,232)	333
Prepaid corporate taxes	28	33
Prepaid expenses	530	(425)
Deposits	60	1,367
Other assets	423	(455)
Accounts payable and accrued expenses	(354)	60
Accrued payroll and related	457	(1,291)
Unearned revenue	(1,221)	1,159
Rewards program liability	(4,500)	5,125
Sales tax payable	(26)	(17)
Operating lease liabilities	(578)	(527)
Net cash (used in) provided by operating activities	(4,673)	2,760

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired	—	(1,469)
Additions to property and equipment	(823)	(601)
Proceeds from sale of investments	9,249	8,659
Purchase of investments	(5,191)	(7,122)
Net cash provided by (used in) investing activities	3,235	(533)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent earn-out liabilities	(151)	(68)
Payment of installment payment liabilities	(462)	(760)
Payment of notes payable	—	(100)
Payment for stock repurchase	(554)	—
Net cash used in financing activities	(1,167)	(928)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,605)	1,299

CASH AND CASH EQUIVALENTS - BEGINNING	9,358	8,059
CASH AND CASH EQUIVALENTS - ENDING	$6,753	$9,358

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure that the Company believes helps investors to compare its operating performance to that of other companies. “EBITDA” is defined as net income (loss) excluding interest income, income tax expense and depreciation and amortization expense. The Company believes EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest expense from outstanding debt), (ii) tax consequences and (iii) asset base (depreciation and amortization). EBITDA is not a measure of financial performance under GAAP. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA are significant components in understanding and assessing the Company’s results of operations. The Company’s EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

The following table presents the reconciliation of EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

RECONCILIATION OF NET LOSS TO EBITDA

YEARS ENDED DECEMBER 31, 2025 AND 2024

(in thousands)

(unaudited)

	2025	2024
Net loss (GAAP)	$(747)	$(4,140)
Interest income	(296)	(305)
Provision for income taxes	120	5
Depreciation and amortization	1,107	824
EBITDA	$184	$(3,616)